EXHIBIT (10)N

ECOLAB INC.

ADMINISTRATIVE DOCUMENT FOR NON-QUALIFIED BENEFIT PLANS

(As Amended and Restated Effective as of January 1, 2005)

Ecolab Inc. (the “Company”) hereby amends and completely restates this Administrative Document (the “Administrative Document”) which provides for the administration of the non-qualified benefit plans listed on Exhibit A hereto (collectively, the “Plans” and individually, a “Plan”) which have been established by the Company for purposes of providing benefits to certain management and highly compensated employees who perform management and professional functions for the Company and certain related entities.  This Administrative Document is incorporated by reference in and is a part of each of the Plans.

ARTICLE I

DEFINITIONS

Words and phrases used in this Administrative Document and in the Plans with initial capital letters which are defined in the Pension Plan are used in this Administrative Document and in the Plans as so defined, unless otherwise specifically defined herein or in the Plans or the context clearly indicates otherwise.  Words and phrases used in this Administrative Document with initial capital letters which are defined in the Plans are used herein as so defined.  The following words and phrases when used in this Administrative Document or in the Plans with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise or a particular Plan provides differently with respect to its own provisions:

Section 1.1             “Administrator” shall mean the person authorized to perform the administrative duties under the Plans pursuant to Section 4.1.

Section 1.2             “Annual Compensation” for a Plan Year shall mean the sum of (1) the Executive’s base salary, commission and annual incentive bonuses paid in cash (but not long term incentive bonuses) which are reportable by the Employer for federal income tax purposes as “wages” for such Plan Year, (2) any salary reductions caused as a result of participation in an Employer-sponsored plan which is governed by Section 401(k), 132(f)(4) or 125 of the Code, and (3) any salary reductions caused as a result of participation in the Ecolab Mirror Savings Plan or its precessor plan , and (4) severance pay (not in excess of 52 weeks’ duration effective as of January 1, 2002) which will be deemed to have been paid in regular, payroll dates at the Executive’s regular rate of compensation in effect prior to his termination of employment even if such severance pay is, in fact, paid in a lump sum or other accelerated manner.

Section 1.3             “Benefit” shall mean a Mirror Pension Benefit, a Mirror Pre-Retirement Pension Benefit, a SERP Benefit, a SERP Pre-Retirement Benefit, a Mirror Savings Benefit, an Executive Death Benefit or an Executive Disability Benefit, as applicable.

Section 1.4             “Change in Control.”  A “Change in Control “ shall be deemed to have occurred if the event set forth in any one of the following Subsections shall have occurred:

(1)           any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of  the common stock of the Company (“Common Stock”) pursuant to which purchases are made, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, other than in a transaction arranged or approved by the Board of Directors of the Company (the “Board”) prior to its occurrence; provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 34% or more of the combined voting power of the Company’s then outstanding securities, a Change in Control will be deemed to occur whether or not any or all of such beneficial ownership is obtained in a transaction arranged or approved by the Board prior to its occurrence, and other than in a transaction in which such person will have executed a written agreement with the Company (and approved by the Board) on or prior to the date on which such person becomes the beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding securities, which agreement imposes one or more limitations on the amount of such person’s beneficial ownership of shares of Common Stock, if, and so long as, such agreement (or any amendment thereto approved by the Board provided that no such amendment will cure any prior breach of such agreement or any amendment thereto) continues to be binding on such person and such person is in compliance (as determined by the Board in its sole discretion) with the terms of such agreement (including such amendment); provided, however that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, a Change in Control will be deemed to occur whether or not such beneficial ownership was held in compliance with such a binding agreement, and provided further that the provisions if this Subsection (1) shall not be applicable to a transaction in which a corporation becomes the owner of all the Company’s outstanding securities in a transaction which complies with the provisions of Subsection (3) of this Section (e.g., a reverse triangular merger); or

(2)           during any thirty-six consecutive calendar months, individuals who constitute the Board on the first day of such period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the first day of such period, or whose appointment, election or nomination for election was previously so approved or recommended, shall cease for any reason to constitute at least a majority thereof; or

(3)           there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no “person” (as defined under Subsection (1) above) acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

(4)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Section 1.5             “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.6             “Company” shall mean Ecolab Inc., a Delaware corporation or its successor(s).

Section 1.7             “Controlled Group” shall mean the Company and any other corporation or entity, the employees of which, together with employees of the Company, are required by subsection (b) or (c) of Code Section 414 to be treated as if they were employed by a single employer.  For purposes of determining whether a “Separation from Service” has occurred, members of the Controlled group will be identified in accordance with Code Section 414(b) or (c), except that in applying Code Section 1563(a)(1), (2), and (3) for purposes of Code Section 414(b) or in applying Treas. Reg. §1.414(c)-2 for purposes of Code Section 414(c), the language “at least 50 percent” shall be used instead of the language “at least 80 percent” each place it appears in such Code and regulations sections.

Section 1.8             “Employee” shall mean any person who is designated by an Employer as a common-law employee and who is employed on a full-time or substantially full-time basis.

Section 1.9             “Employer” shall mean the Company and any other member of the Controlled Group that adopts or has adopted one or more of the Plans pursuant to Section 6.3.

Section 1.10           “409A Guidance” means Section 409A of the Code and proposed, temporary or final regulations or any other guidance issued thereunder.

Section 1.11           “Pension Plan” shall mean the Ecolab Pension Plan, as such plan may be amended from time to time.

Section 1.12           “Plans” shall mean those non-qualified benefit plans listed on Exhibit A hereto, as they may be amended from time to time.

Section 1.13           “Plan Year” shall mean a calendar year.

Section 1.14           “Separation from Service” or to “Separate from Service” shall mean any termination of employment with the Controlled Group due to retirement, death, disability or other reason; provided, however, that no Separation from Service is deemed to occur while an Employee (1) is on military leave, sick leave, or other bona fide leave of absence that does not exceed six (6) months (or, in the case of disability, twelve (12) months), or if longer, the period during which the Employee’s right to reemployment with the Controlled Group is provided either by statute or by contract, or (2) continues to perform services for the Controlled Group (whether as an employee or as an independent contractor) at an annual rate of fifty percent (50%) or more of the average level of services performed over the immediately preceding 36-month period (or the full period in which the Employee provided services if the Employee has been providing services for less than 36 months).  For purposes of this Section, “disability” shall mean any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment.  Whether an Employee has incurred a Separation from Service shall be determined in accordance with the 409A Guidance.

Section 1.15           “Specified Employee” shall have the meaning set forth in Section 6.8.

ARTICLE II

PAYMENT OF BENEFITS

Section 2.1             Special Offset Provision.  Notwithstanding any provision of the Plans to the contrary, if the Administrator (in his or her sole discretion) determines that an Executive or Death Beneficiary is indebted to the Controlled Group at the time of a Benefit payment, the Administrator (in his or her sole discretion) may reduce any such Benefit by the amount of the indebtedness, provided, however, that such reduction does not exceed $5,000 in any Plan Year and the reduction is made at the same time and in the same amount as the debt otherwise would have been due from the Executive.  An election by the Administrator not to reduce any such Benefit shall not constitute a waiver of the Controlled Group’s claim for such indebtedness.

Section 2.2             Withholding/Taxes.  To the extent required by applicable law, the Company shall withhold (or cause to be withheld) from the Benefit payments any taxes required to be withheld by any federal, state or local government.

Section 2.3             Adjustments.  Notwithstanding any provision of the Plans to the contrary, if an Executive or Death Beneficiary receives Benefits for any period that exceed the aggregate Benefits properly payable for such period, the Administrator (in his or her sole discretion) may, to the extent permitted by the 409A Guidance, make any adjustment he or she deems advisable to future Benefits due to the Executive or Death Beneficiary under the Plans until the aggregate amount of such adjustments equals the aggregate amount of the excess Benefits paid.  The provisions of this Section shall not be construed to provide the exclusive means of recovering excess payments to an Executive or Death Beneficiary, and the Administrator may take such other action as he or she deems advisable to recover the amount of excess Benefits that were paid to the Executive or Death Beneficiary.

Section 2.4             Death Beneficiary Designations.

(1)           Absence of Designation.  If the Executive fails to designate a Death Beneficiary under the Plans, or at any other time when there is no existing Death Beneficiary designated by the Executive, the Executive’s Death Beneficiary shall be his surviving spouse or, if none, his estate.

(2)           Ambiguous Death Beneficiary Designation.  In the event that the most recent Death Beneficiary designation filed prior to the Executive’s death is ambiguous or incapable of reasonable construction, the Administrator may (in his or her sole discretion) (a) construe such designation in such manner as the Administrator deems closest to the Executive’s intent, (b) determine that such designation is void and distribute the Benefits as if the Executive had not filed any designation, or (c) institute proceedings in a court of competent jurisdiction for construction of such designation and charge any expenses incurred in such proceedings, including reasonable attorney’s fees, against the Executive’s Benefits.  Notwithstanding the foregoing, in the event that any benefits under the Plans are provided by insurance contracts which are owned by the Executive and under which the Executives are required to designate a Death Beneficiary, the terms of such insurance contracts shall govern Death Beneficiary designations with respect to such Benefits.

Section 2.5             Protective Provisions.  Notwithstanding any provision of the Plans to the contrary, as a condition to receiving any Benefit under any Plan, the Executive and, where applicable, the Death Beneficiary, shall be required to cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of the Benefit and taking any other action(s) as may be requested by the Company.  If an Executive or Death Beneficiary refuses to cooperate, no Benefits shall be payable under the Plans and neither the Company nor the Executive’s Employer shall have any further obligation to the Executive or his Death Beneficiary under the Plans.

Section 2.6             Liability for Payment.

(1)           The Employer by which the Executive was most recently employed at the time of his termination of employment with the Controlled Group shall pay the Benefits (or cause the Benefits to be paid) to the Executive or his Death Beneficiary under the Plans.  In the event that an executive transfers employment from one Employer to another, the Executive’s Benefits (and the underlying assets and liabilities related thereto) shall automatically be transferred from the Executive’s former Employer to the Executive’s new Employer.

(2)           Notwithstanding subsection (1) above, the Company may (but shall not be required to) guarantee some or all of the obligations of one or more Employers under any one or all of the Plans, with respect to one or more Executives or Death Beneficiaries, to the extent determined by the Company in its sole and absolute discretion.

(3)           The Company hereby guarantees all of the Employer obligations of Ecolab USA Inc. (formerly named Ecolab Finance Inc.) under all of the Plans, with respect to Executives or Death Beneficiaries.

ARTICLE III

FUNDING

Section 3.1             Obligation of Employers.

(1)           The Plans are designed to be unfunded, nonqualified plans and the entire cost of the Plans shall be paid from the general assets of the Employers.  Notwithstanding the foregoing, the Employers may establish one or more trusts pursuant to an agreement with a trustee under which some or all of the Benefits under the Plans shall be paid or the Employers may otherwise purchase insurance for the purpose of providing Benefits under the Plans.  In furtherance of, but without limiting, the foregoing, an Employer may, in its sole discretion, satisfy its obligation to provide Executive Death Benefits or Executive Disability Benefits by delivering to the Executive an insurance contract which provides substantially the same benefits.

(2)           Any payment by a trustee pursuant to a trust agreement of Benefits payable pursuant to a Plan shall, to the extent thereof, discharge an Employer’s obligation to pay Benefits thereunder.

Section 3.2             Limitation on Rights of Executives and Death Beneficiaries - No Lien.  Nothing contained in the Plans shall be deemed to create a lien in favor of any Executive or Death Beneficiary on any trust account or on any assets of the Employers.  The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plans.  Any assets contributed to a trust shall remain subject to the claims of the Employers’ creditors.  No Executive, Death Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time that such assets are paid to the Executive or Death Beneficiary as provided in the Plans.  Each Executive and Death Beneficiary shall have the status of a general unsecured creditor of the Employers and, except as provided in the preceding sentence, shall have no right to, prior claim to, or security interest in, any assets of the Employers or any trust account.  No liability for the payment of benefits under the Plans shall be imposed upon any officer, director, employee, or stockholder of an Employer.

ARTICLE IV

ADMINISTRATION

Section 4.1             Responsibility for Administration.  The Company shall be responsible for the general administration of the Plans and for carrying out the provisions thereof.  The Vice President - Human Resources of the Company shall perform the duties of the Administrator on behalf of the Company.  Such Vice President may, from time to time, delegate all or part of the administrative powers, duties and authorities delegated to him or her under the Plans to such person or persons, office or committee as he or she shall select.  Any such delegation shall be in writing and will be terminable upon such notice as the Vice President - Human Resources deems reasonable under the circumstances.

Section 4.2             Authority/Duties.  The Administrator shall have the sole and absolute discretion to interpret the provisions of the Plans (including, without limitation, by supplying omissions from, and correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plans) and, except as otherwise provided in the Plans, shall determine the rights and status of Executives and Death Beneficiaries thereunder (including, without limitation, the amount of any Benefit to which an Executive or Death Beneficiary may be entitled under the Plans).  The Administrator shall have the power to make reasonable rules and regulations required in the administration of the Plans, to make all determinations necessary for their administration (except those determinations which the Plans requires others to make) and to facilitate their administration.

Section 4.3             Indemnification.  The Company shall indemnify and defend to the fullest extent permitted by law the Vice President - Human Resources and each person performing duties as the Administrator against all liabilities such person may incur in the administration of the Plans.  The Administrator shall be entitled to reimbursement from the Company for all expenses incurred in the performance of the duties of the Administrator.

Section 4.4             Expenses.  Except as described in the following sentence, the Company shall pay all expenses incurred in the administration and operation of the Plans.  Notwithstanding the foregoing, and except as provided in the Ecolab Mirror Savings Plan, the expenses of administering the Ecolab Mirror Savings Plan shall be payable from such Plan, unless the Company determines, in its sole discretion, to pay part or all thereof directly.

Section 4.5             Claims.  Any Executive or Death Beneficiary who believes that he is entitled to receive a Benefit under a Plan which he has not received may file with the Administrator a written claim specifying the basis for his claim and the facts upon which he relies in making such claim.  The Administrator shall review the claim and shall respond in writing to the claimant within sixty (60) days after receiving the claim.  Such written notice shall be written in a manner calculated to be understood by the claimant and shall contain a statement of the specific reasons for the Administrator’s decision.  During the review process, the claimant (or his authorized representative) will be given the opportunity to review the Plan under which he is claiming Benefits and any other documents pertinent thereto and to submit issues and comments in writing.  If the Administrator, upon review, denies any part or all of the Benefits claimed by the claimant, the claimant may, within sixty (60) days after receiving the Administrator’s denial, appeal the Administrator’s decision to the Chief Financial Officer (“CFO”) of the Company.  Within ninety (90) days after receiving the claimant’s notice of appeal, the CFO (or his delegate) shall render a decision with respect to the claim, which decision shall be final and binding on all interested parties.  The Administrator or CFO may, by written notice to the claimant, extend the 60-day or 90-day periods during which such Administrator or CFO must respond if special circumstances (as determined by the Administrator or CFO) require such an extension.

Section 4.6             American Jobs Creation Act (AJCA).

(1)           To the extent applicable, it is intended that each Non-Qualified Plan (including all amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by the AJCA, so as to prevent the inclusion in gross income of any amount of benefit accrued hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Executives.  Each Non-Qualified Plan shall be administered in a manner that will comply with the 409A Guidance.  All provisions of the Administrative Document shall be interpreted in a manner consistent with the 409A Guidance.  Any provisions of this Administrative Document that would cause any Non-Qualified Plan to fail to satisfy Section 409A of the Code (including, without limitation, those added or amended by this Amendment No. 1) shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the 409A Guidance).

(2)           The Administrator shall not take any action under the Non-Qualified Plans that would violate any provision of Section 409A of the Code.  The Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection with the 409A Guidance to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder).

(3)           Any benefit under a Non-Qualified Plan that is deemed to have been deferred prior to January 1, 2005 and that qualifies for “grandfathered status” under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Administrative Document as in effect prior to January 1, 2005.

(4)           Notwithstanding any provision of this Administrative Document or any Plan, nothing herein or in any such Plan shall be construed as a guarantee of favorable tax consequences of the provision of Benefits under any of the Plans.

ARTICLE V

AMENDMENT AND TERMINATION

Section 5.1             Amendment.  The Board of Directors of the Company reserves the right to amend, at any time, any or all of the provisions of any or all of the Plans (including this Administrative Document) for all Employers, without the consent of any other Employer or any Executive, Death Beneficiary or any other person, provided, however, that the President and CFO of the Company each individually may amend any or all of the Plans (including this Administrative Document) as determined necessary or appropriate by such individual to improve administration of the Plan or Plans, to coordinate with qualified plans or to comply with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), tax, securities or other similar laws or regulatory requirements.  Any such amendment shall be expressed in an instrument executed by an authorized officer of the Company and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

Section 5.2             Termination.  The Board of Directors of the Company does hereby reserve the right to terminate any or all of the Plans at any time for any or all Employers, without the consent of any other Employer or of any Executive, Death Beneficiary or any other person.  Such termination shall be expressed in an instrument executed by an authorized officer of the Company and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution.  Any Employer which shall have adopted a Plan may, pursuant to the action of its Board of Directors and with the written consent of the Company, elect separately to withdraw from such Plan and such withdrawal shall constitute a termination of such Plan as to it, but it shall continue to be an Employer for the purposes thereof as to Executives or Death Beneficiaries to whom it owes obligations thereunder.  Any such withdrawal and termination shall be expressed in an instrument executed by an officer of the terminating Employer and shall become effective as of the date designated in such instrument or, if no date is specified, on the date of its execution.

Section 5.3             Effect of Amendment and Termination.

(1)           Except as specifically provided in a particular Plan, the Board of Directors of the Company (or an Employer, if applicable) shall have the authority, in its action to amend or terminate a particular Plan, to determine the effect of such amendment or termination, including, but not limited to, the authority to reduce or eliminate Benefits for Executives who have terminated employment with the Controlled Group, died or became disabled prior to the date of such amendment or termination.

(2)           Notwithstanding anything in the Plans and this Administrative Document to the contrary, in the event of a termination of a Plan, the Company, in its sole and absolute discretion, shall have the right to change the time and/or manner of distribution of Benefits, including, without limitation, by providing for the payment of a single lump sum payment to each Executive or Death Beneficiary then entitled to a Mirror Pension Benefit or SERP Benefit in an amount equal to the actuarially equivalent present value of such benefit (as determined under the respective Plan); provided, however, that to the extent the requirements of Code Section 409A apply to such Plan, any such changes in the time and manner of payment may be made only to the extent and in a manner permitted by the 409A Guidance.

Section 5.4             Board of Directors Action.  Any action which is required to be taken by an Employer’s Board of Directors or which a Board of Directors is authorized to take, may be taken by any committee of such Board of Directors which is appointed in accordance with the laws of the state of incorporation of the Employer.  A Board of Directors may, by resolution, delegate to such person or persons as the Board deems advisable any one or more of the powers reserved to the Board under the Plan, subject to the revocation of such delegation by the Board at any time.

ARTICLE VI

MISCELLANEOUS

Section 6.1             Nonalienation.  No right or interest of an Executive or his Death Beneficiary under any Plan shall be anticipated, assigned (either in law or in equity) or alienated by the Executive or his Death Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of any Executive or Death  Beneficiary.  The Company shall give no effect to any instrument purporting to alienate any person’s interest in any Benefits under the Plans.  Notwithstanding the foregoing, in the event that any Benefits under the Plans are provided by insurance contracts which are owned by the Executives, such Executives may assign ownership of such contracts to any other person(s), to the extent permitted by law.

Section 6.2             Employment Rights.  Employment rights shall not be enlarged or affected hereby.  The Employers shall continue to have the right to discharge an Executive, with or without cause.

Section 6.3             Adoption of Plans by Employers.  Any member of the Controlled Group may become an Employer under any of the Plans with the prior approval of the Administrator by furnishing a certified copy of a resolution of its Board of Directors adopting the Plan(s).  Any adoption of a Plan by an Employer, however, must either be authorized by the Board of Directors of the Company in advance or be ratified by such Board prior to the end of the Plan Year in which the Employer adopted the Plan(s).  An Employer that ceases to exist or ceases to be a member of the Controlled Group shall automatically cease being a participating Employer under the Plans.

Section 6.4             Effect on other Benefits.  Except as specifically provided in the Plans or in any other Employer-sponsored plan, benefits payable to or with respect to an Executive under the Pension Plan or any other Employer-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under the Plans.

Section 6.5             Payment to Guardian.  If the Administrator (in his sole discretion) determines that a Benefit payable under a Plan is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Administrator may (in his or her sole discretion) direct payment of such Benefit to the spouse, parent, adult child, guardian, custodian under the Uniform Transfers to Minors Act of any state, legal representative or person or institution having the care and custody of such minor, incompetent or person.  The Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Benefit.  Such distribution shall completely discharge the Company and the Employers from all liability with respect to such Benefit.

Section 6.6             Notice.  Any notice required or permitted to be given to the Administrator under the Plan shall be deemed sufficient if in writing and hand delivered, or sent by registered or certified mail, to the General Counsel of the Company.  Such notice shall be deemed given as of the date of receipt by the General Counsel (if delivery is made by hand) or as of the date shown on the postmark on the receipt for registration or certification (if delivery is made by mail).

Section 6.7             Officers.  Any reference in the Plan to a particular officer of the Company shall also refer to the functional equivalent of such officer in the event the title or responsibilities of that office change.

Section 6.8             Specified Employee.  For purposes of Code Section 409A and all plans, programs, policies and arrangements that constitute plans of deferred compensation (within the meaning of the 409A Guidance), a “Specified Employee” shall mean an Employee who at any time during the calendar year immediately preceding the Employee’s Separation from Service was (1) a corporate officer of (a) the Company, (b) any Controlled Group member in the U.S., (c) any Controlled Group member outside the U.S., to which such individual was seconded by the Company or its U.S. Controlled Group member, or (d) an Employer outside the U.S.; (2) a five-percent (5%) owner of the Company; or (3) a one-percent (1%) owner of the Company having annual compensation in excess of $150,000.”  For purposes of this Section, an “officer” means any officer elected by the Board of Directors of the Company.

Section 6.9             Governing Law.  The Plans shall be regulated, construed and administered under the laws of the State of Minnesota, except when preempted by federal law.

Section 6.10           Gender and Number.  For purposes of interpreting the provisions of the Plans (including this Administrative Document), the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural, unless otherwise clearly required by the context.

Section 6.11           Severability.  If any provision of a Plan (including this Administrative Document) or the application thereof to any circumstances(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of such Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

Section 6.12           Integration.  The Plans (including this Administrative Document) constitute the entire agreement of the parties, and no change, amendment or modification thereof shall be valid and binding unless made in writing in accordance with the provisions of Article V.

IN WITNESS WHEREOF, Ecolab Inc. has executed this Administrative Document and has caused its corporate seal to be affixed this 19th  day of December, 2008.

ECOLAB INC.

	By	/s/ Steven L. Fritze
Steven L. Fritze
Chief Financial Officer
(Seal)
Attest:

/s/ Lawrence T. Bell
Lawrence T. Bell
General Counsel and Secretary

EXHIBIT A

1.             Ecolab Executive Death Benefits Plan

2.             Ecolab Executive Long-Term Disability Plan

3.             Ecolab Mirror Pension Plan

4.             Ecolab Supplemental Executive Retirement Plan

5.             Ecolab Mirror Savings Plan